EXHIBIT 99.1

S&W Seed Company Announces Election of Alexander C. Matina To Board Of Directors

For Immediate Release
Contact:	Robert Blum, Joe Dorame, Joe Diaz Lytham Partners, LLC 602-889-9700 sanw@lythampartners.com www.lythampartners.com	Matthew Szot Chief Financial Officer S&W Seed Company 559-884-2535 www.swseedco.com

FRESNO, CA - May 26, 2015 - S&W Seed Company (Nasdaq: SANW) announced today the election of Alexander C. Matina to its Board of Directors. Mr. Matina currently serves as Vice President, Investments at MFP Investors LLC, the family office of Michael F. Price, which focuses on long-term, value investment opportunities.

MFP Investors LLC currently owns approximately 9.6% of the common shares outstanding of S&W Seed Company and is also a holder of the Company's convertible debentures that were issued in December 2014 in connection with S&W's acquisition of DuPont Pioneer's alfalfa seed production and research assets.

Mark Grewal, chief executive officer for S&W Seed Company and a member of the board of directors, commented, "I've had the privilege of working with Alex and it's very exciting that MFP has taken such a solid position in S&W and is focused on our continued success. His knowledge and expertise will serve us well in the coming years."

"As Chairman of the Board of Directors, I am pleased to announce his election and want to welcome Alex to the S&W Board," said Mark Harvey. "I look forward to working with him and believe S&W will benefit from his strong skill set and guidance as we continue to expand the business into the future."

Alexander C. Matina, commented, "I am pleased to be joining the board at S&W Seed Company. We believe the Company is well positioned for the future and we look forward to contributing to its continued success."

Mr. Matina also serves as Chairman of the Board of Trinity Place Holdings, Inc., a public company consisting of the assets of the former Syms and Filene's clothing stores. In addition, Mr. Matina has worked in various investment and financial analyst roles at Altus Capital Partners and Salomon Smith Barney, among others. Mr. Matina has a Bachelor of Science business degree from Fordham University, where he serves as an adjunct professor of Finance, and an MBA from the Columbia Business School.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 25 countries around the globe. Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the Company's 10-K for the fiscal year ended June 30, 2014, and other filings made by the Company with the Securities and Exchange Commission.